                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 NUMEREX CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  NUMEREX CORP.
                             1600 PARKWOOD CIRCLE SE
                                    SUITE 200
                                ATLANTA, GA 30339

Dear Shareholders:

         We are pleased to enclose your Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders of Numerex Corp. (the "Company") to be held at 10:00 a.m. on May 3, 2002, at the Parkwood Room at Hawthorn Suites, 1500 Parkwood Circle, Atlanta, Georgia 30339.

         At the Annual Meeting, you will be asked to (i) elect six nominees to serve as directors of the Company and (ii) ratify the appointment of Grant Thornton LLP as the independent accountants of the Company.

         The Board of Directors hopes that you will be able to attend the shareholders' meeting. We look forward to meeting each of you and discussing with you the significant events that have occurred during the Company's past year and its current prospects. If you are unable to attend in person or to be otherwise represented, we urge you to vote by signing the enclosed proxy and mailing it to us in the accompanying stamped enveloped at your earliest convenience. Please be sure to sign it exactly as the name or names appear on the proxy. We urge you to read the enclosed proxy statement, which contains information relevant to the actions to be taken at the meeting.


                                      Sincerely yours,



                                      Stratton J. Nicolaides
                                      Chairman and Chief Executive Officer

April 4, 2002

Enclosures

                                 NUMEREX CORP.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 3, 2002

                              --------------------

TO OUR SHAREHOLDERS:

         Notice is hereby given that the annual meeting of shareholders of NUMEREX CORP. (the "Company") will be held on May 3, 2002, at 10:00 a.m. (local time), at the Parkwood Room at Hawthorn Suites, 1500 Parkwood Circle, Atlanta, Georgia 30339, for the following purposes:

         1. To elect a Board of Directors consisting of six persons to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified;

         2. To consider and vote upon the ratification of the appointment by the Board of Directors of Grant Thornton LLP as independent accountants of the Company for the current fiscal year ending December 31, 2002; and

         3. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed April 2, 2002 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

April 4, 2002                         By Order of the Board of Directors



                                               Andrew J. Ryan
                                               Secretary

                                 NUMEREX CORP.
                            1600 Parkwood Circle SE
                                   Suite 200
                             Atlanta, Georgia 30339

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                                  INTRODUCTION

         The Board of Directors of Numerex Corp. (the "Company"), the executive offices of which are located at 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339, hereby solicits your proxy in the form enclosed for use at the Annual Meeting of Shareholders to be held on May 3, 2002, at 10:00 a.m. (local time), or at any postponement or adjournment thereof (the "Annual Meeting"). The expense of soliciting your proxy will be borne by the Company. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is April 4, 2002.

         At the Annual Meeting, shareholders will be asked to (i) elect six nominees to serve as directors of the Company, each to serve until the next annual meeting and (ii) ratify the appointment of Grant Thornton LLP as the independent accountants of the Company for the current fiscal year ending December 31, 2002.

         We urge you to date, sign and return your proxy in the enclosed envelope promptly to make certain that your shares will be voted at the Annual Meeting.

DATE, TIME, AND PLACE

         The Annual Meeting will be held on May 3, 2002, at 10:00 a.m. (local time), at the Parkwood Room at Hawthorn Suites, 1500 Parkwood Circle, Atlanta, Georgia 30339.

RECORD DATE; VOTING RIGHTS

         The Company had 10,659,000 shares of Class A Common Stock, no par value (the "Common Stock"), outstanding at the close of business on April 2, 2002, the record date (the "Record Date"). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of holders of a majority of all of the shares of stock entitled to vote constitutes a quorum. Each share of Common Stock outstanding is entitled to one vote on each matter that may be brought before the Annual Meeting. Votes withheld from directors nominees, abstentions, and broker non-votes will be counted in determining whether a quorum has been reached.

         Directors will be elected by a plurality of the votes cast in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all matters, other than the election of directors, the affirmative vote of the majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be the act of the shareholders. Under Pennsylvania law, the act of "voting" does not include either recording the fact of abstention or failing to vote for a candidate or for approval or disapproval of a proposal, whether or not the person entitled to vote characterizes the conduct as voting. In other words, only those who indicate an affirmative or negative decision on a matter are treated as voting, so that ordinarily abstention or a mere absence or failure to vote is not equivalent to a negative decision.

         A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Broker non-votes, if any, will not be considered in the calculation of the majority of the votes cast and will not have an effect on the outcome of the vote on a matter.

         The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

VOTING AND REVOCATION OF PROXIES

         A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the directions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Company's Common Stock for election of all nominees for directors and for the ratification of the selection of Grant Thornton LLP as the Company's independent accountants.

         Sending in a signed proxy will not affect a shareholder's right to attend the Annual Meeting nor will it preclude a shareholder from voting in person because the proxy is revocable at any time prior to the voting of such proxy. Any shareholder giving a proxy has the power to revoke it by giving written notice to the Secretary of the Company at any time before the proxy is exercised, including by filing a later-dated proxy with the Secretary or by appearing in person at the Annual Meeting and making a written demand to vote in person.

SOLICITATION OF PROXIES

         The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, or by directors, officers or employees of the Company without additional compensation. Upon request by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, the Company is required to pay the reasonable expenses incurred by such record holders for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock.

FISCAL YEARS

         As used in this Proxy Statement, "fiscal 1999" means the Company's fiscal year ended October 31, 1999, "fiscal 2000" means the Company's fiscal year ending December 31, 2000 and "fiscal 2001" means the Company's fiscal year ending December 31, 2001.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 5, 2002, by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table which follows, and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated below, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.


               Name of Beneficial Owner
                 or Identity of Group                               Shares Beneficially Owned (1) (2)
-------------------------------------------------------      ------------------------------------------------
                                                                     Number                    Percent
                                                             -----------------------     --------------------
Gwynedd Resources, Ltd. (3)                                           3,207,280                   29.5%
200 West Ninth Street
Suite 102
Wilmington, DE  19801

Elizabeth Baxavanis, Trustee (4)
Dominion Holdings #5
Revocable Trust for the
Benefit of Maria E. Nicolaides
200 West Ninth Street
Suite 102
Wilmington, DE  19801                                                 3,207,280                   29.5%

Maria E. Nicolaides (5)
C/o Salisbury & Ryan LLP
1325 Avenue of the Americas, Seventh Floor,
New York, NY 10019
                                                                      3,207,280                   29.5%
Douglas Holsclaw, MD (6)
42 Llanberries Road
Bala Cynwyd, PA  19004                                                  752,382                    6.9%

Kenneth F. Manser
21 Keswick Close
Dunstable, Bedfordshire LU6-3AW
United Kingdom                                                          834,658                    7.7 %

George Benson                                                            52,000                    *
Matthew J. Flanigan                                                      27,700                    *
Geoffrey W. Girdler                                                      47,000                    *
Allan H. Liu                                                              8,000                    *
Stratton J. Nicolaides (7)                                               62,000                    *
Peter J. Quinn                                                           46,056                    *
John G. Raos                                                             69,849                    *
Andrew J. Ryan (8)                                                       27,000                    *
All Current Directors and Executive Officers as a
     group (8 persons)                                                  340,355                    3.1%



*        Less than 1%

(1) The shares "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include shares owned by or for, among other things, the wife, minor children or certain other relatives of such individual, as well as other shares as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after March 5, 2002.

(2) Includes shares subject to options in the following amounts: Mr. Benson, 46,000 shares; Mr. Flanigan, 22,700 shares; Mr. Girdler, 43,500; Mr. Liu, 8,000 shares; Mr. Nicolaides 50,000 shares; Mr. Quinn, 40,000 shares; and Mr. Raos, 8,000 shares.

(3) The shareholders of Gwynedd Resources, Ltd. ("Gwynedd") include various trusts for the benefit of Maria E. Nicolaides and her children (for which Mrs. Baxavanis is trustee) and Dr. Holsclaw. See footnotes (4),
         (5), (6) and (8).

(4) Represents the shares of Common Stock owned by Gwynedd. Trusts for the benefit of Maria E. Nicolaides and her children, of which Mrs. Baxavanis, Maria E. Nicolaides' mother-in-law, is trustee, own approximately 89.8% and 0.9%, respectively, of the outstanding stock of Gwynedd. Mrs. Baxavanis disclaims beneficial ownership of all shares of Common Stock owned by Gwynedd. See footnote (5) below.

(5) Represents the shares of Common Stock owned by Gwynedd. Trusts for the benefit of Maria E. Nicolaides and her children, of which Mrs. Baxavanis, Maria E. Nicolaides' mother-in-law, is trustee, own approximately 89.8% and 0.9%, respectively, of the outstanding stock of Gwynedd. Maria E. Nicolaides disclaims beneficial ownership of 325,651 shares of Common Stock owned by Gwynedd that may be deemed to be beneficially owned by the other shareholders of Gwynedd, including trusts for the benefit of her children. See footnote (4) above.

(6) Does not include any shares of Common Stock owned by Gwynedd. Dr. Holsclaw is the owner of approximately 9.3% of the outstanding stock of Gwynedd.

(7) Mr. Nicolaides disclaims beneficial ownership of the 3,207,280 shares of Common Stock owned by Gwynedd.

(8) Mr. Ryan disclaims beneficial ownership of the 3,207,280 shares of Common Stock owned by Gwynedd. Also excludes 150,000 shares subject to options granted to Salisbury & Ryan, a law firm of which Mr. Ryan is a partner. Mr. Ryan's address is: Salisbury & Ryan, 1325 Avenue of the Americas, Seventh Floor, New York, NY 10019-6026

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS


         The Bylaws of the Company provide that the Board of Directors shall consist of not less than three nor more than ten directors and that the number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors. The Board has set the number of directors at six. At the Annual Meeting six directors, who will constitute the Company's entire Board of Directors, are to be elected to hold office until the next annual meeting and until their respective successors have been duly elected and qualified. The Board has designated the persons listed below to be nominees for election as directors. The Company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board of Directors may designate a substitute nominee. The proxy agents intend (unless authority has been withheld) to vote for the election of the Company's nominees.

         All of the nominees currently serve as directors of the Company and have consented to being named in this Proxy Statement and to serve if elected.

         The Board of Directors will consider shareholder nominations for directors submitted in accordance with the procedure set forth in the Company's Bylaws. In general the procedure set forth in the Company's Bylaws provides that a notice relating to the nomination must be timely given in writing to the Secretary of the Company prior to the meeting. To be timely, the notice must be delivered by December 4, 2002. Such notice must be accompanied by the nominee's written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating shareholder.

INFORMATION AS TO DIRECTORS AND NOMINEES

         The following table contains information with respect to the nominees for Directors.


               NAME                   AGE                         POSITION                           DIRECTOR SINCE
George Benson(l)(2)                   67   Director                                                       1995
Matthew J. Flanigan(l)(2)             56   Director                                                       1994
Allan H. Liu                          45   Director                                                       2000
Stratton J. Nicolaides                48   Chairman of the Board and Chief Executive Officer              1999
John G. Raos(l)(2)                    53   Director                                                       2000
Andrew J. Ryan                        43   Director                                                       1996


(1)      Member of Audit Committee

(2)      Member of Compensation Committee

         GEORGE BENSON has served as a Director of the Company since June 1995. Since September 1992 Mr. Benson has served as Chairman and Chief Executive Officer of Wisconsin Wireless Communications Corporation. From September 1992 until July 13, 1999, Mr. Benson also served as Chairman and Chief Executive Officer of Airadigm Communications Inc. On July 28, 1999, Airadigm Communications, Inc. filed for Chapter 11 bankruptcy protection and was released from such protection on October 11, 2000.

         MATTHEW J. FLANIGAN has served as a Director of the Company since July 1994. Since April 1994, Mr. Flanigan has been the President of the Telecommunication Industry Trade Association, a trade association for telecommunication companies.

         ALLAN H. LIU has served as a Director of the Company since January 2000. Since 1997, Mr. Liu has been the President and a member of the Board of Directors of The China Retail Fund, LDC, a direct investment private equity fund sponsored by American International Group in conjunction with the Ministry of Internal Trade of the People's Republic of China.

         STRATTON J. NICOLAIDES has served as Chief Executive Officer from April 2000, having served as Chief Operating Officer from April 1999 until March 2000 and as Chairman of the Board since December 1999. From July 1994 until April 1999, Mr. Nicolaides managed a closely held investment partnership and provided consulting services to Dominion Group Limited.

         JOHN G. RAOS has served as a Director of the Company since February 2000. Since early 2000 Mr. Raos has been President and Chief Executive Officer of Precision Partners, Inc., a precision machining company. From June 1995 until January 2000, Mr. Raos served as President and Chief Operating Officer of US Industries, Inc. From February 1999 until January 2000, Mr. Raos also was Chairman and Chief Operating Officer of Strategic Industries, Inc., a US Industries subsidiary. Prior to June 1995, Mr. Raos served as President and Chief Operating Officer of Hanson Industries, Inc.

         ANDREW J. RYAN has served as a Director of the Company since May 1996. Mr. Ryan has practiced law with the law firm of Salisbury & Ryan from August 1994 to present and serves as the Board designee of Gwynedd.

BOARD OF DIRECTORS, COMMITTEES AND ATTENDANCE AT MEETINGS

         During fiscal 2001, the Board of Directors of the Company held 5 meetings. Each director attended 75% or more of the meetings of the Board and committees of which they were members during fiscal 2001.

         During fiscal 2001, the Audit Committee held 2 meetings. The purpose of the Audit Committee is to review all recommendations made by the Company's independent public accountants with respect to the accounting methods used and the system of internal control followed by the Company and to advise the Board of Directors with respect thereto. The current members of the Audit Committee are George Benson, Matthew J. Flanigan and John G. Raos.

         During fiscal 2001, the Compensation Committee held 3 meetings. The Compensation Committee makes recommendations to the Board with respect to the compensation of the officers and key employees. The current members of the Compensation Committee are George Benson, Matthew J. Flanigan and John G. Raos.

ARRANGEMENTS WITH RESPECT TO THE BOARD OF DIRECTORS

         The Company has entered into an agreement providing Gwynedd the right to designate one director to the Board. Additionally, in the event the Board consists of more than seven directors, Gwynedd, at its option, may designate one additional director. Any designee's appointment will be subject to the exercise by the Board of Directors of its fiduciary duties and the approval of the Company's shareholders upon the expiration of any appointed term at the next annual meeting of shareholders. Gwynedd's right to designate directors will cease at such time as Gwynedd's equity interest in the Company drops below ten percent of the outstanding shares of the Company's Common Stock. Mr. Ryan currently serves as Gwynedd's designee.

DIRECTOR COMPENSATION

         Each director of the Company who is not also an employee of the Company or a Gwynedd designated director receives an annual fee of $12,000 and a fee of $250 for each meeting (except telephonic meetings, in which case the fee is $125) of the Board or a committee thereof attended plus reimbursement of expenses incurred in attending meetings. No additional fee is paid for committee meetings held the same day as Board meetings. In addition, in lieu of cash compensation, each director may elect to have their annual fees either (i) 50% in cash and 50% in shares of Common Stock, or (ii) 100% in shares of Common Stock.

         Under the Company's Non-Employee Director Stock Option Plan (the "Director Plan") and 1999 Long-Term Incentive Plan (the "1999 Plan"), each director who is not also an employee of the Company or a Gwynedd designated director automatically is granted annual options covering 4,000 shares of Common Stock. On each anniversary of the initial option granted hereunder, such person shall be granted an option to purchase 4,000 shares of the Common Stock of the Company.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
                             NOMINEES NAMED HEREIN.


                                  PROPOSAL TWO
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending December 31, 2002. This nationally known firm has no direct or indirect financial interest in the Company.

         Although not legally required to do so, the Board is submitting the appointment of Grant Thornton LLP as the Company's independent accountants for fiscal 2002 for ratification by the shareholders at the Annual Meeting. If a majority of the votes cast in person or by proxy at the Annual Meeting is not voted for ratification, the Board will reconsider its appointment of Grant Thornton LLP as independent accountants for the current fiscal year.

   A representative of Grant Thornton LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. It is anticipated that such representative will be available to respond to appropriate questions from shareholders.

         Audit and Other Fees:

Audit Fees:                                         $195,500
Financial Information Systems Design and
Implementation Fees:                                $      0
All Other Fees:                                     $102,370 - for tax services

         The Audit Committee has considered the compatibility of nonaudit services with the auditor's independence.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL 2002.

                          REPORT OF THE AUDIT COMMITTEE

         The Board of Directors of the Company has appointed an Audit Committee composed of three directors, each of whom is independent under the National Association of Securities Dealers listing standards, as applicable and as may be modified or supplemented.

         The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control. The independent accountants are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

         The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and with Grant Thornton LLP, the Company's independent accountants for 2001.

         The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Accounting Standards No. 61.

         The Audit Committee has received from Grant Thornton LLP the written statements required by Independence Standards Board Standard No.1, Independence Discussions with Audit Committees, and has discussed Grant Thornton's independence with Grant Thornton.

         Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission (the "SEC").

                                    THE AUDIT COMMITTEE

                                    George Benson
                                    Matthew J. Flanigan
                                    John G. Raos.

         In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

         Under rules established by the SEC, the Company is required to provide certain data and information with respect to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Company (the "Committee"), at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE

         OVERVIEW AND PHILOSOPHY

         The Committee is currently comprised of Matthew J. Flanigan, as Chairman, George Benson and John G. Raos. The Committee's responsibilities include reviewing and making recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and approving the compensation paid to the Company's other executives. In addition, the Committee also considers and recommends to the Board of Directors the award of options to key employees and executive officers to purchase shares of Common Stock pursuant to the Company's 1999 Long-Term Incentive Plan (the "1999 Plan").

         The compensation structure is aimed at establishing levels of compensation sufficient to attract and retain qualified executive talent. To do so, the Company seeks to provide total compensation packages that it believes are comparable to those offered by other companies of similar size, complexity and financial performance. The Committee does not, however, rely on survey or other statistical data when setting levels of compensation. The compensation program also seeks to align the interests of management with those of the Company's shareholders through the use of stock-based forms of compensation, including compensation through stock option grants.

         COMPENSATION PROGRAM ELEMENTS

         During fiscal 2001, the senior employees compensation program consisted of a base salary, long-term incentive compensation in the form of options to purchase Common Stock under the 1999 Plan, and miscellaneous fringe benefits, including group benefits generally available to employees of the Company. During fiscal 2001, the Compensation Committee did not pay any cash bonuses, although it may do so in the future. Overall, the Company's process of setting the levels and mix of each component of compensation is subjective, with no precise, mathematical weight given to any of the factors discussed below.

         Base Salary. The Company's salary levels are subjectively established based on the Compensation Committee's subjective assessment of each executive officer's level of responsibility. Salary increases are intended to reflect the overall financial performance of the Company, as well as the specific contributions of the individual executive officer.

         Stock Options. Grants of stock options are made at the Committee's discretion based on the level and importance of the management position to the overall long-term success of the Company and the contribution of the executive officer. Grants are intended to motivate the executive officers to build shareholder value and to relate a significant portion of the executive's compensation directly to the financial performance of the Company.

         Other Benefits. In addition to the items of compensation described above, the Company provides medical and life insurance and a 401(k) plan to its executive officers, which are generally available to Company employees. The Company also provides certain executive officers with a company car.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. Nicolaides has served as Chief Executive Officer since April 2000, having served as Chief Operating Officer from April 1999 until March 2000. During fiscal 2001, Mr. Nicolaides received an annual base salary compensation of $275,000. The Compensation Committee based Mr. Nicolaides' base salary on its subjective assessment of his performance and leadership in refocusing the Company's business strategy.

         Consistent with its belief that equity incentives help to align the interests of the Chief Executive Officer with those of shareholders, in October 2001, the Compensation Committee granted Mr. Nicolaides stock options covering 50,000 shares with an exercise price equal to $6.10 per share vesting over four years. In making these grants, the Compensation Committee considered its subjective assessment of Mr. Nicolaides' performance, Mr. Nicolaides' leadership of the Company, and the Company's historical compensation practices.

         The above compensation was based upon the Company's belief that the background and skills brought to the Company by the Chief Executive Officer, as well as such person's contribution since commencing employment, were important to the Company's achievement of its long range strategic goals.

         POLICY WITH RESPECT TO SECTION 162(M) OF THE INTERNAL REVENUE CODE

         Subject to certain exceptions, Section 162(m) of the Code disallows a federal income tax deduction for compensation over $1 million paid to any individual who, as of the close of the taxable year, is the chief executive officer, or is among the four highest compensated officers (other than the chief executive officer) for the taxable year. One exception applies to compensation paid pursuant to shareholder-approved plans that are performance-based. The Compensation Committee intends that awards made under the 1999 Plan, if approved by shareholders, will be eligible for the performance-based exception, and therefore eligible as a federal income tax deduction for the Company. The Compensation Committee has taken and will continue to take actions necessary to minimize the Company's nondeductible compensation expense under Section 162(m). While keeping this goal in mind, the Committee also will try to maintain the flexibility, which the Compensation Committee believes to be an important element of the Company's executive compensation program.

                           THE COMPENSATION COMMITTEE

                           George Benson
                           Matthew J. Flanigan
                           John G. Raos


                           SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth all cash compensation paid to the Company's Chief Executive Officer and senior executives of the Company during the Company's fiscal years ended December 31, 2001, 2000, and October 31, 1999.


                                                           ANNUAL                                  LONG TERM
                                                        COMPENSATION                             COMPENSATION
                                            ---------------------------------------       ------------------------------
                                  FISCAL    ANNUAL          BONUS      OTHER ANNUAL       SECURITIES          ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR     SALARY                     COMPENSATION       UNDERLYING        COMPENSATION
                                                                                           OPTIONS

Stratton J. Nicolaides             2001     $275,000         $ 0            $ 0            50,000             $20,300(1)
 Chairman and                      2000      273,958           0              0           100,000
 Chief Executive Officer           1999       81,250           0              0                 0

Geoffrey W Girdler                 2001     $175,000         $ 0            $ 0            25,000             $20,915(1)
 Executive Vice President

Peter J. Quinn                     2001     $150,000         $ 0            $ 0            25,000             $14,400(1)
 Executive Vice President          2000      140,000         $ 0            $ 0
 And Chief Financial Officer


(1)      Reflects accommodation allowance.

         The following table sets forth certain information concerning stock options granted under the Company's 1999 Long-Term Incentive Plan during the fiscal year ended December 31, 2001 to the executive officers of the Company named in the Summary Compensation Table.

                          OPTION GRANTS IN FISCAL 2001

                                                        INDIVIDUAL GRANTS(1)

                                  NUMBER OF     PERCENT OF
                                 SECURITIES   TOTAL OPTIONS
                                 UNDERLYING     GRANTED TO                                      GRANT DATE
                                  OPTIONS      EMPLOYEES IN    EXERCISE       EXPIRATION         PRESENT
         NAME                     GRANTED        FISCAL YEAR    PRICE            DATE             VALUE(2)
         ----                    ----------   --------------  ---------    ----------------     -----------

Stratton J. Nicolaides            50,000         13.2%         $6.100      October 26, 2011       $280,500
  Chairman and
  Chief Executive Officer

Geoffrey W Girdler                15,000          4.0%         $6.100      October 26, 2011       $ 84,150
 Executive Vice President         10,000          2.6%          8.125      February 16, 2011        74,700


Peter J. Quinn                    15,000          4.0%         $6.100      October 26, 2011       $ 84,150
 Executive Vice President         10,000          2.6%          8.125      February 16, 2011        74,700
 And Chief Financial Officer

(1) Generally, options become exercisable at cumulative annual rates of 25%, commencing one year from the date of grant, and expire ten years from the date of grant. Notwithstanding the foregoing, options are fully exercisable in the event of a change of control of the Company. Options generally will terminate three months after the date employment with the Company or a subsidiary terminates. During such three-month period, options may be exercised only for the number of shares eligible to be exercised on the date employment terminates.

(2) The Grant Date Present Value on the date of grant was estimated using the Black-Scholes options pricing model with the following weighted average assumptions: no dividend yield; expected volatility of 121%; risk-free interest rate of 4.86%; and an expected option life of 7.5 years.

         The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of the fiscal year ended December 31, 2001 held by the executive officers of the Company named in the Summary Compensation Table. No options were exercised by such executive officers in fiscal 2001.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2001
                       AND DECEMBER 31, 2001 OPTION VALUES

                                     NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                    UNDERLYING UNEXERCISED                     IN-THE-MONEY
                                OPTIONS AT DECEMBER 31, 2001           OPTIONS AT DECEMBER 31, 2001(1)
                                -------------------------------       --------------------------------
          NAME                  EXERCISABLE       UNEXERCISABLE       EXERCISABLE        UNEXERCISABLE
          ----                  -----------       -------------       -----------        -------------
Stratton J. Nicolaides            50,000            100,000            $      0            $     0
Geoffrey W. Girdler               42,000             33,000            $136,500            $22,250
Peter J. Quinn                    37,500             37,500            $135,938            $35,938


(1)      On December 31, 2001 the fair market value of a share was $7.50.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Ryan is a partner in the law firm of Salisbury & Ryan. Salisbury & Ryan provided legal services to the Company in 2001 and will continue to provide such services during 2002. As partial consideration for such legal services, the Company granted a stock option to Salisbury & Ryan covering 50,000 shares on October 26, 2001 at an exercise price of $6.10, the then fair market value of a share of stock on the grant date. The option has a 10 year term and becomes exercisable in 25% increments beginning on the first anniversary of the date of grant. In addition, during fiscal 2001 Salisbury & Ryan charged the Company legal fees of approximately $258,000.

                             STOCK PERFORMANCE GRAPH


                                    [GRAPH]

         The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Telecomm Index assuming an investment of $100 in each on December 31, 1996, the last trading day before the beginning of the Company's five preceding years, and, in the case of the Indices, the reinvestment of all dividends.


                          SHAREHOLDER VALUE AT YEAR END


                                           12/31/96        12/31/97       12/31/98       12/31/99       12/31/00       12/31/01
NUMEREX CORP.                              $100.00         $164.04          $73.75        $324.80        $216.54        $196.85
NASDAQ US INDEX                            $100.00         $122.48         $172.70        $320.87        $193.00        $153.15
NASDAQ TELECOMM INDEX                      $100.00         $145.97         $241.58        $431.01        $183.57        $122.88

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and officers and persons who are the beneficial owners of more than 10% of the Common Stock are required to report their beneficial ownership of Common Stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to report any failure to file by these dates during 2001. The Company believes that all of these filing requirements were satisfied by its directors and officers and by the beneficial owners of more than 10% of the common stock, except that Mr. Girdler was late in filing an Initial Statement of Beneficial Ownership on Form 3 upon his election as an executive officer and in reporting two grants of options on February 16, 2001 and October 26, 2001, respectively. In addition, Mr. Nicolaides was late in reporting the grant of options on October 26, 2001, and Mr. Quinn was late in filing two reports relating to the grant of options on February 16, 2001 and October 26, 2001, respectively, and Mr. Ryan was late in filing one report relating to his indirect pecuniary interest in options granted to the law firm of which he is a partner. In making the foregoing statements, the Company has relied on copies of the reporting forms received by it or the written representations from certain reporting persons that no Forms 5 (Annual Statements of Changes in Beneficial Ownership) was required to be filed under the applicable rules of the SEC.

                                 OTHER BUSINESS

         The Company does not presently know of any matters that will be presented for action at the meeting other than those set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed proxy with respect to such other matters in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         It is presently contemplated that the annual meeting of shareholders following fiscal 2002 will be held on or about May 2, 2003. Under the current rules of the SEC and the Company's bylaws, in order for any appropriate shareholder proposal to be considered for inclusion in the proxy materials of the Company for the fiscal 2003 annual meeting of shareholders, it must be received by the Secretary of the Company no later than December 4, 2002. However, if the date of the fiscal 2003 annual meeting is changed by more than 30 days from the date of the fiscal 2002 annual meeting (May 3), then the deadline for submission of shareholder proposals is a reasonable time before the Company begins to print and mail its proxy materials.

         In addition, pursuant to the Company's Bylaws, notice of a shareholder proposal or of a nomination by shareholders of individuals for election to the Company's Board of Directors must be accompanied by the nominee's written consent, contain information relating to the business experience and the background of the nominee and contain certain information with respect to the nominating shareholder and persons acting in concert with the nominating shareholder. Shareholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to shareholder proposals and director nominations. If a shareholder proposal is received after the notice date, but the presiding officer of the meeting permits the proposal to be made, the proxies appointed by the Company may exercise discretionary authority when voting on such proposals.

                                  ANNUAL REPORT

         The Annual Report to Shareholders of the Company (the "Annual Report") for the fiscal year ended December 31, 2001 accompanies this proxy statement. Copies of the Annual Report are available upon written request to the Company at its principal executive offices which are located at 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339, Attention: Investor Relations. The Form 10-K report and Annual Report are not part of these proxy solicitation materials.

         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER

31, 2001 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A REQUEST THEREFOR TO: 1600 PARKWOOD CIRCLE SE, SUITE 200, ATLANTA, GEORGIA 30339. OUR SEC FILINGS ARE ALSO AVAILABLE AT THE SEC'S WEBSITE AT http://www.sec.gov.


                                    By Order of the Board of Directors

                                    Andrew J. Ryan
                                    Secretary

                                 NUMEREX CORP.

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 3, 2002
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Andrew J. Ryan and Donald L. Colter, and each of them with full power to act alone, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Shareholders of NumereX Corp. (the "Company"), to be held on the 3rd day of May, 2002, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as indicated on the reverse side of this proxy. The proxy agents present and acting in person or by their substitute (or, if only one is present and acting, then that one) may exercise all powers conferred by this proxy.


                 (TO BE COMPLETED AND SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                                 NUMEREX CORP.

                                  MAY 3, 2002



              - Please Detach and Mail in the Envelope Provided -



    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE                1 10029000006              04618 00000010138 6


                         752382
                         FOR all
                        nominees
                     listed (except     WITHHOLD AUTHORITY
                      as marked to       to vote for all
                     the (contrary       directors check
                        below).             this box                                                            FOR  AGAINST ABSTAIN
1. The election of        [ ]                 [ ]           NOMINEES: George Benson       2. Proposal to ratify [ ]    [ ]    [ ]
   the nominees                                                       Matthew J. Flanigan    Grant Thornton LLP
   listed at right                                                    Allan H. Liu           as the Company's
   as Directors of                                                    Stratton J.            independent
   the Company, as                                                       Nicolaides          accountants for
   more fully                                                         John G. Raos           the fiscal year
   described in the                                                   Andrew J. Ryan         ending December
   accompanying                                                                              31, 2002.
   Proxy Statement
                                                                                          3. In their discretion, to transact such
To withhold authority to vote for any individual                                             other business as may properly come
nominee to nominees, write the name of the nominee                                           before the meeting or any postponement
on the space provided below.                                                                 or adjournment thereof.

--------------------------------------------------                                        THIS PROXY, WHEN PROPERLY EXECUTED, WILL
                                                                                          BE VOTED AS DIRECTED. THE BOARD OF
                                                                                          DIRECTORS RECOMMENDS A VOTE FOR ALL
                                                                                          NOMINEES LISTED IN THE ITEM 1 AND FOR THE
                                                                                          PROPOSAL LISTED IN ITEM 2. IF NO
                                                                                          DIRECTIONS TO THE CONTRARY ARE INDICATED,
                                                                                          THE PERSONS NAMED THEREIN INTEND TO VOTE
                                                                                          FOR THE ELECTION OF THE NAMED NOMINEES
                                                                                          FOR DIRECTOR AND FOR THE RATIFICATION OF
                                                                                          GRANT THORNTON LLP AS THE COMPANY'S
                                                                                          INDEPENDENT ACCOUNTANTS FOR THE CURRENT
                                                                                          FISCAL YEAR.

                                                                                          PLEASE DATE AND SIGN THIS PROXY AND RETURN
                                                                                          IT PROMPTLY IN THE ENCLOSED POSTAGE PAID
                                                                                          ENVELOPE.

                                                                                                   The undersigned hereby
                                                                                          acknowledges receipt of the Company's
                                                                                          2001 Annual Report to Shareholders, Notice
                                                                                          to the Company's 2002 Annual Meeting of
                                                                                          shareholders and the Proxy Statement
                                                                                          relating thereto.

NAME                                         DATE
    ---------------------------------------       ----------------------
NAME                                         DATE
    ---------------------------------------       ----------------------
NOTE: Please sign here personally. Signature of the shareholder(s) should correspond exactly with the name(s) in which the shares are registered. If the shares are registered in more than one name, each joint owner or fiduciary should sign personally. Only authorized officers should sign for corporation.